SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2019

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

On December 31, 2018 at 4:03 p.m. EST the Company filed a form 424(b)2, more commonly referred to as a “prospectus supplement” to the EDGAR Filing system.  The filing was received by the Securities and Exchange Commission, but did not post to the EDGAR system.

On January 3, 2019, not knowing when the problem would be resolved, the Company filed a form 8-K to inform the public of the issue and provide a copy of the prospectus supplement by attaching it as an exhibit to the form 8-K, with the idea the original filing would still be posted and dated when it was received on December 31, 2018.

On January 3, 2019 it was determined by the Commission that they experienced technical problems with a number of filings from December 31, 2018, and those filings would not be posted to the EDGAR system.  The Commission stated that they discovered the problem on their end and would be working with the Company to remedy the problem. More specifically they proposed a solution to ensure the filing would be posted correctly and timely.

The Commission then advised the Company to refile the prospectus supplement to the EDGAR system as a new filing.  They provided assurances via telephone and voicemail that the filing would be considered received on time by backdating it to the original timestamp of when it was filed, being December 31, 2018 at 4:03 p.m. EST,

On January 3, 2019 the Company refiled the prospectus supplement as it was instructed to do by the Commission.  The filing was received and posted to the EDGAR system immediately.  The Company then contacted the Commission to provide them with the specific accession number associated with the filing so that it could be manually backdated.

Initially the Company was told it would take no longer than 1 business day to backdate the filing to the appropriate date.  On January 4, 2019 the Commission then revised their timeline to state it could take up to 7 days to complete the backdating process.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ Zachary Bradford

Zachary Bradford
CFO

Date: January 4, 2019

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